SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        CLASSIC COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)


              Delaware                               74-2630019
      (State of incorporation                     (I.R.S. Employer
          of organization)                        Identification No.)

                515 Congress Avenue, Suite 2626, Austin, TX
                  (Address of principal executive offices)

                                   78701
                                 (zip code)

    If this form relates to the             If this form relates to the
    registration of a class of              registration of a class of
    securities pursuant to                  securities pursuant to
    Section 12(b) of the Exchange           Section 12(g) of the Exchange
    Act and is effective pursuant           Act and is effective pursuant
    to General Instruction A.(c),           to General Instruction A.(d),
    please check the following              please check the following
    box. [X]                                box. [  ]


         Securities Act registration statement file number to which this form relates: 333-89295

     Securities to be registered pursuant to Section 12(b) of the Act:

              Class A Common Stock, par value $0.01 per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


 Item 1.   Description of Registrant's Securities to be Registered.

           The description under the heading "Description of Capital Stock" relating to the Registrant's Class A Common Stock, par value $0.01 per share, contained in the Prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-89295), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, is incorporated herein by reference.


 Item 2.   Exhibits.

           Not applicable.



                                 SIGNATURE

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   CLASSIC COMMUNICATIONS, INC.


                                   By:  /s/ Bryan Noteboom
                                      ------------------------------
                                      Name:  Bryan Noteboom
                                      Title: Vice President, Finance


 Date:  October 25, 1999